Certification
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
with Respect to the Annual Report on Form 10-K
for the Year ended October 31, 2012
of Urstadt Biddle Properties Inc

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Urstadt Biddle Properties Inc. a Maryland corporation (the "Company"), does hereby certify, to the best of such officer's knowledge, that:

1.
The Company's Annual Report on Form 10-K for the year ended October 31, 2012 (the "Form 10-K") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

2.	Information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: January 11, 2013
/s/ Charles J. Urstadt
Charles J. Urstadt
Chairman and Chief Executive Officer

Dated: January 11, 2013
/s/ John T. Hayes
John T. Hayes
Senior Vice President and Chief Financial Officer